Exhibit 10.4




                 GENERAL RELEASE OF LEGAL RIGHTS

This General Release of Legal Rights ("Agreement") is entered into between GRAPHIC PACKAGING CORPORATION, including its affiliated companies, and the officers, directors, agents and employees thereof ("Company") and Gail A. Constancio ("Employee"). The purpose of this Agreement is to forever resolve any disputes between Employee and the Company concerning Employee's employment and separation from employment and to provide Employee with severance benefits. In exchange for these severance benefits Employee (1) knowingly and voluntarily gives up all legal rights Employee may have in connection with his/her employment and separation from employment; and (2) agrees to all other covenants contained in this Agreement.

                          STIPULATIONS

 1. In consideration for the full release by Employee of his/her legal rights, as provided in this Agreement, the Company has agreed to pay additional severance pay and benefits that Employee would not otherwise be entitled to receive.

 2. Employee understands that this is a legally-binding document that surrenders all legal rights that he/she may have against the Company in connection with his/her employment and separa-tion from employment, except for worker's compensation benefits, which may not be released without the approval of a court of competent jurisdiction. Accordingly, Employee has been advised to consult with a lawyer before signing this Agreement.

 3. Employee has been informed of his/her right to be free from age discrimination and that the Age Discrimination in Employ-ment Act of 1967 ("ADEA"), the Older Workers Benefit Protection Act "OWBPA"), and State law prohibit such discri-mination. Employee understands that he/she is giving up the right to sue the Company for age discrimination by signing this Agreement.

 4. Employee acknowledges that the Company has given him/her forty-five (45) days after the date this Agreement was given to him/her to decide whether or not to sign this Agreement.
    If he/she signs the Agreement before the expiration of the 45 days, he/she is not required to do so and could have taken the entire 45 days to consider this matter. Employee also has seven (7) days to revoke this Agreement as provided herein.

 5. Employee understands and agrees that because of his/her right to revoke, this Agreement shall not be effective or enforceable, and no payments to Employee will be made, until seven (7) days after he/she has signed this Agreement.

 6. Employee acknowledges his/her last active day of employment with the Company will be July 31, 2001 the "Termination Date", and the Employee's employment with the Company will terminate effective on that date. Employee understands, acknowledges and agrees that the Company has no obligation whatsoever to reinstate, recall, reemploy or rehire Employee to any position with the Company et al. Employee further understands, acknowledges and agrees that if Employee is offered re-employment by the Company, in a comparable position and rate of pay, at any point during the separation period follow-ing Employee's Termination Date, Employee will be entitled to no further separation payments and Employee's separation payments automatically and immediately ceases as of the Employee's reemployment date. The Employee agrees not to seek reemployment with the Company. The Employee will receive payment for any and all accrued but unused vacation.

 7. Employee acknowledges that, with respect to the subject matter hereof, this Agreement is his/her entire agreement with Company superceding all prior written or oral communications, representations, understandings or agreements with Company or any officer or representative thereof, including any provision within the Company's Confidentiality Nondisclosure, No Conflict, and Noninterference Agreement which provides for cash payments, except that all other provisions within that Agreement shall remain in full force and effect.

 8. Employee acknowledges that the Company has given him/her the information required by Section 7(f)(1)(H) of the ADEA, and that said information has been attached to this Agreement as Exhibit A.

 9. Employee understands that all payments paid under this Agreement are stated in gross amounts, and are subject to withholding or standard payroll deductions for FICA and federal and state taxes.

10. Employee represents that in deciding to enter into this Agreement, he/she has not relied in any way upon any statement, representation, or omission from any person that is not set forth expressly in this Agreement.

11. Employee acknowledges and agrees that the payments made under this Agreement are inclusive of any notice payments to which he/she might be entitled under any applicable law includ-ing the Worker Adjustment and Retraining Notification Act and any similar state law. Any pay due employee under the Incentive Agreement signed by Graphic Packaging Corporation in February 2001 is an exception to this stipulation.

12. This Agreement shall not in any way be construed as an admission by the Company that it has acted wrongfully with respect to Employee or any other person, and the Company specifically denies any liability to or wrongful acts toward Employee or any other person, on the part of itself, its employees, or its agents.

                          CONSIDERATION

Employee will receive as severance benefits a payment equal to 52 weeks base pay (which equals a total gross payment $224,999.84) less all legally required deductions for any federal, state or
local taxes.   After expiration of the revocation period, the
payments will be made per the normal payroll cycle over the 52-week period. The Company also agrees to provide outplacement services to the employee in accordance with Exhibit B.

                     OBLIGATIONS OF EMPLOYEE

 1. Employee agrees to keep confidential the terms and conditions of this Agreement and will not disclose any terms and conditions to any third party, except for legal counsel and/or tax advisors retained by Employee to review the terms or effect of this Agreement and any taxation issue related to this Agreement. Employee agrees not to disparage the Company, its officers, agents or employees, or any of the Company's products or technical expertise or processes, or take any action whatsoever that would have the purpose or effect of harming the reputation and integrity of the Company. When asked about his/her separation from employment, Employee shall simply state the position was eliminated as part of a reduction in force.

 2. Employee acknowledges that during his/her employment with the Company or its predecessor he/she may have acquired confidential information including, but not limited to, information concerning the following: the Company's research, development, patent and copyright development and licensing thereof, trade secrets, inventions, formulas, designs, drawings, specifications, engineering, production processes, or equipment; the Company's marketing techniques, price lists, pricing policies, sales, service, costs, business method, formula, product specifications, and planning; the names of the Company's customers and their representatives; the Company's potential customers or marketing plans; the Company's customer services, or the type, quantity and specifications of products purchased by or from customers; the Company's computer techniques, programs and software patents and technical processes; and the Company's employees and the terms and conditions of their employment with the Company ("Confidential Information"). Employee acknowledges that all Confidential Information constitutes the Company's trade secrets and Employee will hold the Confidential Information in the strictest confidence and not disclose it to others.

 3. Employee agrees to deliver to the Company within seven (7) days of the execution of this Agreement all Company documents, information, and property in Employee's possession or control, including, but not limited to, any and all computer floppy disks, external zip drive disks, passwords, CD-ROMs or other electronic medium that may contain any Company information, files, data or programs, and Employee agrees he/she will not thereafter retain any such files or information, regardless of the form or medium in which they are stored.

 4. Employee will not, for a period of one (1) year following the execution of this Agreement, solicit or contact any current customers of Company, or solicit potential customers of GPC if such potential customers are or were identified through leads developed during the course of employment with the Company or its predecessor, or otherwise divert or attempt to divert any existing business away from the Company.

 5. Employee will not, for a period of one (1) year following the execution of this Agreement, either directly or indirectly, for himself/herself or for any third party, solicit, induce, recruit, or cause another person in the employ of or performing work for the Company to terminate his/ her employment for the purpose of joining, associating or becoming employed with any business or activity which is in competition with any business or activity engaged in by the Company. Employee will not, for a period of one (1) year following the execution of this Agreement, either directly or indirectly, make known to any potential employer, firm, corporation, association, or other entity the names or addresses of, or any information pertaining to, any current or former employees of the Company.

 6. With respect to any threatened, pending or future litigation or investigation involving the Company, Employee will cooperate fully in providing the Company any information Employee may have and, at the Company's request, appear as a witness at trial or at a deposition or both. The Company will reimburse Employee for out-of-pocket and travel expenses Employee incurs in connection with appearing as a witness at trial or at a deposition at the Company's request. Absent the Company's request, Employee will not appear at a trial or at a deposition to give testimony in any litigation of any kind against the Company unless required by law to do so.

 7. Employee agrees that, unless required by lawful subpoena to do so, Employee will not, either directly or indirectly, institute legal action against the Company based on any acts or omissions occurring prior to the signing of this Agreement. Employee also agrees to indemnify, defend and hold the Company harmless from and against any loss, cost, damage or expense (including, without limitation, attorneys' fees) incurred by the Company as a result of any breach of this paragraph by Employee.

                          LEGAL RELEASE

 1. Employee releases the Company, and all of its parent companies, subsidiaries, affiliates, related entities, shareholders, directors, trustees, officers, employees, agents, attorneys, predecessors, successors and assigns, and all other persons acting in concert with or on the Company's behalf from all legal claims and demands of any nature, whether known or unknown, and which may now exist or hereinafter accrue, based on events, acts or omissions arising prior to the signing of this Agreement. This legal release includes all legal claims that Employee may have under federal or state law arising out of his/her employment relationship with the Company, including his/her separation from employment.

 2. By signing this legal release, Employee gives up all claims that he/she may have against the Company under the Age
    Discrimination in Employment Act of 1967, comparable State law prohibiting age discrimination, and any other federal or state law prohibiting discrimination in employment.

 3. This legal release includes, but is not limited to, all claims Employee may have for misrepresentation, breach of implied or express contract, bad faith, wrongful termination, negligent or intentional infliction of emotional distress, bodily injury, invasion of privacy, defamation, interference with prospective economic advantage, tortious interference with contract, termination from employment in violation of public policy, and all claims under the Family and Medical Leave Act, the Employee Retirement Income Security Act of 1974, as amended, Title VII of the Civil Rights Act, as amended, the Americans With Disabilities Act, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act and any other federal, state or local laws.

 4. This legal release in favor of the Company is intended to be interpreted in the broadest possible manner, to encompass all potential legal claims that may now exist or hereinafter accrue, based upon alleged acts or omissions occurring prior to the signing of this Agreement.

 5. The only exceptions to this legal release in favor of the Company are benefits of employment that have previously vested by operation of law (such as vested employment benefits, if any) or worker's compensation benefits.

                            REMEDIES

Employee acknowledges and agrees that any breach by him/her of the obligations set forth above in paragraphs 1 through 6 of the section entitled "Obligations of Employee" shall constitute irreparable harm to the Company and Employee agrees that in the event of such breach, the Company shall have the right to seek injunctive relief, in addition to any other existing rights provided by this Agreement or by operation of law, without the requirement of posting a bond. Employee further agrees that the existence of any claim or cause of action that Employee might have against the Company, whether arising from this Agreement or otherwise, shall in no way constitute a defense to the enforcement of the provisions this Agreement.

                           SUCCESSORS

This Agreement shall be binding upon the employee, his/her personal representatives, successors and other legal representatives and be freely assignable by the Company to any successor in interest to its business or to any subsidiary or affiliate.


                    ATTORNEYS' FEES AND COSTS

Employee shall pay the Company's reasonable costs and attorneys' fees in the event the Company prevails in any legal action arising out of Employee's breach of the provisions of this Agreement.

                          CONSTRUCTION

If any provision or clause of this Agreement is ruled invalid or inoperative, such provision shall be deemed severable and shall not affect the validity of any other provision of this Agreement; provided, however, that if such provision or clause may be modified so as to be valid as a matter of law, then the provision or clause shall be deemed to be modified so as to be enforceable to the maximum extent permitted by law.

                         RIGHT TO REVOKE

 1. Employee understands that he/she has seven (7) days within which to revoke this Agreement after signing it. Such revocation, if applicable, must be received in writing and addressed to Marsha C. Williams, Vice President Human Resources, Graphic Packaging Corporation, 4455 Table Mountain Drive, Golden, Colorado 80403, within the seven (7) day period.

 2. In view of this right to revoke, however, the Employee will not be entitled to or receive any check for severance pay as provided by this Agreement until the revocation period has expired.

 3. In the event of an effective revocation, Employee will not be entitled to any benefits provided under this Agreement.

                           SIGNATURES

By their signatures below, the Company and Employee acknowledge that they have read this Agreement in its entirety, understand the contents, understand that this is a legally binding document and agree to be bound by its terms.

Employee acknowledges that he/she is aware of his/her right to be free from age discrimination in employment and understands that he/she is giving up this right voluntarily by signing this Agreement. Employee further acknowledges that he/she has been given forty five (45) days in which to review this Agreement and to consult with an attorney or other person of Employee's choosing about its terms, and that he/she voluntarily agrees to the terms set forth herein.

Employee                           Graphic Packaging Corporation

/s/ Gail A. Constancio             By /s/ Marsha C. Williams
-------------------------	   -----------------------------
Gail A. Constancio

Dated:  8/20/01                    Dated:  8/20/01